Exhibit 10.6

EXECUTED 8/9/12

SUPPLEMENT TO

SHAREHOLDERS AGREEMENT

SUPPLEMENT TO SHAREHOLDERS AGREEMENT, dated as of August 9, 2012, by and among Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and certain of the Company’s shareholders identified below (the “Supplement”). Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Shareholders Agreement (as defined below). Except as provided herein, all other terms, conditions and provisions of the Shareholders Agreement shall remain in full force and effect.

WHEREAS, in connection with a statutory share exchange between Quintiles Transnational Corp., a North Carolina (“QTRN”), and the Company on December 14, 2009, the Company assumed the rights and obligations of QTRN as set forth in that certain Shareholders Agreement, dated as of January 22, 2008, by and among QTRN and the Shareholders named therein (the “Shareholders Agreement”); and

WHEREAS, consistent with Sections 5.2 and 5.5 of the Shareholders Agreement, the Company, the Bain Shareholders, the Temasek Shareholders, the TPG Shareholders, the DG Shareholders and the 3i Shareholders desire to supplement the Shareholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Shareholders named above hereby agree as follows:

1. Irrespective of the provisions set forth in Article III of the Shareholders Agreement, the Shareholders named above agree that, consistent with the Bylaws of the Company, the Board may increase the authorized number of directors by one and fill the vacancy created by the increase in the authorized number of directors. This authorization shall continue until the earlier of: (i) such time as a Termination Notice (as defined in Section 3 below) is given; or (ii) there is a vacancy in the seat created after the initial appointment filling it, whether by resignation, removal, death or otherwise.

2. Until termination of the authorization set forth in Section 1 above, each Shareholder named above shall vote or cause to be voted all shares of Common Stock and any other voting securities of the Company over which such Shareholder has voting control, at any regular or special meeting of shareholders called for the purpose of filling positions on the Board, or execute a written consent in lieu of such a meeting of shareholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure the election to the Board of the individual initially appointed by the Board to fill the vacancy authorized by Section 1 above (the “Board Nominee”).

3. The authorization set forth in Section 1 above may be terminated upon one business-day written notice duly executed and delivered to the Company and to the other Shareholders party hereto by any one of the Bain Shareholders, the TPG Shareholders or the DG Shareholders, joined by either any other of the foregoing shareholders or one of the Temasek Shareholders or the 3i Shareholders (the “Termination Notice”). Upon receipt of the Termination Notice, the Company will seek the immediate resignation of the Board Nominee and, if necessary, upon request of the parties giving the Termination Notice, the Shareholders party to this Supplement will vote all shares of Common Stock owned by such Shareholder and other securities over which such Shareholder has voting control to effect the removal of the Board Nominee or to consent in writing to effect such removal.

4. The parties hereby agree to reconsider the authorization set forth in Section 1 as part of the Company’s governance review undertaken in connection with a Qualified Offering.

5. This Supplement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Shareholders listed below have executed and delivered this Supplement to the Shareholders Agreement as of the date first above written.

Company:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ John Goodacre
	Name:	John Goodacre
	Title:	EVP, General Counsel & Corporate Secretary

DG Shareholders:

/s/ Dennis B. Gillings, CBE
Dennis B. Gillings, CBE

Bain Shareholders:

BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.

By:	Bain Capital Investors, LLC, its general partner

	By:	/s/ John Connaughton
	Name:	John Connaughton
	Title:	Managing Director

Temasek Shareholders:

TEMASEK LIFE SCIENCES PRIVATE LIMITED

By	/s/ Tan Suan Swee
	Name:	Tan Suan Swee
Title:

TPG Shareholders:

TPG QUINTILES HOLDCO II LLC

By	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

3i Shareholders:

3i US GROWTH HEALTHCARE FUND 2008 L.P.

By:	3i U.S. GROWTH CORPORATION
Its:	General Partner

	By:	/s/ Richard Relyea
	Name:	Richard Relyea
	Title:	Director